Exhibit 3.23

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is  QualTek Midco, LLC

Second: The address of its registered office in the State of Delaware is

2711 Centerville Road, Suite 400                     in the City of Wilmington, Zip code   19808.  The name of its Registered agent at such address is                                             Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                                              .“)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 26th day of June, 2014.

By:	/s/ Michael C. Hisey
Authorized Person(s)

	Name:	Michael C. Hisey

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is QualTek Midco, LLC.
2.

The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Ann Williams
Name:	Ann Williams
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Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is QualTek Midco, LLC
2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400

(street), in the City of Wilmington

Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Jill Cilmi
Authorized Person

Name:	Jill Cilmi
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: QualTek Midco, LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The amendment of Article Fourth

Fourth: The place of business is: 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December, A.D. 2020.

By:	/s/ Christopher S. Hisey
Authorized Person(s)

Name:	Christopher S. Hisey
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